Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-4 of Special Diversified Opportunities, Inc. of our report on Turning Point Brands, Inc. dated March 13, 2017 relating to our audits of the consolidated financial statements of Turning Point Brands, Inc., which is included in this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ RSM US LLP

Greensboro, North Carolina

May 1, 2017